Use these links to rapidly review the document
TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Atlantic Tele-Network, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ATLANTIC TELE-NETWORK, INC.
10 Derby Square
Salem, MA 01970

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2008

April 22, 2008

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held at The Hawthorne Hotel, 18 Washington Square, Salem, MA, 01970 on Thursday, May 15, 2008 at 10:00 a.m., for the following purposes:

  1.
  To elect seven directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

  2.
  To approve the Atlantic Tele-Network, Inc. 2008 Equity Incentive Plan;

  3.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2008; and

  4.
  To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Stockholders of record at the close of business on April 15, 2008 are entitled to notice of, and to vote at, the Annual Meeting. During the ten days prior to the Annual Meeting, a list of such stockholders will be available for inspection during our ordinary business hours at our office at the address above.

        Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed postage prepaid envelope to ensure that your shares are represented at the Annual Meeting. If you attend the meeting and vote in person, your proxy will not be used.

                      By order of the Board of Directors,

                      Douglas J. Minster
                       Secretary

i

ATLANTIC TELE-NETWORK, INC.
10 Derby Square
Salem, MA 01970

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2008

GENERAL INFORMATION ABOUT VOTING

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Atlantic Tele-Network, Inc., a Delaware corporation, for use at the 2008 Annual Meeting of Stockholders to be held on May 15, 2008, or any adjournments or postponements thereof.

        We are mailing this proxy statement together with our Annual Report to Stockholders for the year ended December 31, 2007 on or about April 30, 2008. Our Annual Report to Stockholders includes a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, excluding exhibits.

Who Can Vote

        Only stockholders of record at the close of business on April 15, 2008 are entitled to vote at the Annual Meeting. On that date, 15,230,797 shares of common stock, par value $.01 per share, were outstanding, each share entitled to one vote. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the beneficial owner of those shares. As a beneficial owner, you may direct your broker or other holder of record on how to vote your owner shares by following their instructions.

Voting

        You may vote either:

  •
  in person or

  •
  by mail.

        To vote in person, you must attend the Annual Meeting and cast your vote. You do not need to register in advance to attend the Annual Meeting. To vote by mail, you must complete, sign and date the enclosed proxy card and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

        If you vote by mail and your proxy card is received in time for voting and not revoked, your shares will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are indicated, the shares represented by the proxy card will be voted:

  •
  FOR the election of the director nominees named herein;

  •
  FOR approval of the Atlantic Tele-Network, Inc. 2008 Equity Incentive Plan;

  •
  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors; and

  •
  in accordance with the judgment of the proxy holders named on the proxy card as to any other matter that is properly brought before the Annual Meeting, or any adjournments or postponements thereof.

Quorum

        The holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the stockholders present may adjourn the Annual Meeting from time to time, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Abstentions, votes withheld and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Votes Required

        Proposal 1, the election of each director nominee, requires a plurality of the votes present, or represented by proxy, and entitled to vote on the election of directors. Proposal 2, the approval of the 2008 Equity Incentive Plan, requires a majority of the votes present, or represented by proxy, and entitled to vote thereon. Proposal 3, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2008, and any other matter to be submitted to the stockholders, requires a majority of the votes present, or represented by proxy, and entitled to vote thereon.

        We will not count shares that abstain from voting ("abstentions") on a particular matter as votes in favor of such matter. Similarly, we will not count shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote the shares as to a particular matter and have not received instructions from the beneficial owner ("broker non-votes") as votes in favor of such matter. Abstentions and broker non-votes will have no effect on the outcome of voting on Proposal 1. However, because abstentions will be considered to be votes present and entitled to vote on Proposal 2 and Proposal 3, abstentions will have the effect of a vote against those proposals. Broker non-votes will not be considered to be votes present and entitled to vote on Proposal 1 or Proposal 2, and accordingly will not affect the outcome of voting on those proposals. Inspectors of election appointed by our Board will tabulate votes.

Revocability of Proxies

        A proxy may be revoked at any time before it is exercised by delivering a written revocation or a duly executed proxy card bearing a later date to Atlantic Tele-Network, Inc., Attn: Secretary, 10 Derby Square, Salem, MA 01970. A proxy may also be revoked by voting in person at the Annual Meeting.

Solicitation Expenses

        We will bear all costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy and personal interviews. We will request brokers, banks, and other holders of record to forward proxy soliciting material to beneficial owners. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials. In addition, we will engage BNY Mellon Shareowner Services, a professional solicitor, to assist in the distribution of proxy materials to banks, brokers, nominees and intermediaries. The estimated cost for engaging BNY Mellon Shareowner Services is approximately $3,000 for any such services, plus reasonable out of pocket expenses.

Who to Contact for Additional Information

        If you have questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, please contact our proxy solicitor:

BNY Mellon Shareowner Services
c/o Mellon Investor Services
P.O. Box 358016
Pittsburgh, PA 15252-8016
Telephone (800) 522-6645

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us as of April 15, 2008 (unless otherwise indicated in the footnotes to this table), with respect to the shares of our common stock that were beneficially owned as of such date by:

  •
  each person (including any partnership, syndicate or other group) known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our directors and each of the nominees seeking election as director;

  •
  our principal executive officer and our principal financial officer during the fiscal year ended December 31, 2007, and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2007, which we refer to collectively as our named executive officers; and

  •
  all of our directors and executive officers as a group.

        The number of shares beneficially owned by each person listed below includes any shares which the person has a right to acquire on or before June 14, 2008 by exercising stock options or other rights to acquire shares. For each person listed below, the percentage set forth under "Percent of Class" was calculated based on 15,230,797 shares of common stock outstanding on April 15, 2008, plus any shares that person could acquire upon the exercise of any other rights exercisable on or before June 14, 2008. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares shown as beneficially owned by them.

	Shares Beneficially Owned
Beneficial Owners	Number	Percent of Class
Directors, Director Nominees and Named Executive Officers:
Cornelius B. Prior, Jr.(1)	5,598,523	36.8
Martin L. Budd(2)	2,250	*
Thomas V. Cunningham	0	*
Charles J. Roesslein(3)	2,927	*
Brian A. Schuchman(4)	22,000	*
Henry U. Wheatley(5)	19,046	*
Michael T. Prior(6)	76,256	*
Justin D. Benincasa(7)	24,167	*
John P. Audet(8)	10,000	*
Douglas J. Minster(9)	7,500	*
William F. Kreisher(10)	6,667	*
Other 5% Stockholders:
FMR LLC(11)	1,210,600	7.9
All Current Directors and Executive Officers as a group (11 persons)	5,776,836	37.9%

*
Less than 1%.

(1)
Includes 500 shares owned by Gertrude Prior, Mr. Cornelius Prior's wife; 37,500 shares owned by the Katherine D. Prior Revocable Trust; 1,111,250 shares owned by the Cornelius B. Prior, Jr. 2004 Grantor Retained Annuity Trust for his children and 9,047 shares held by Tropical Aircraft Co. Mr. Prior disclaims beneficial ownership of the shares owned by his wife and the Katherine D. Prior Trust. His address is P.O. Box 12030, St. Thomas, U.S. Virgin Islands 00801-5030. Excludes 400,000 shares owned by the Prior Family Foundation, a charitable trust for which Mr. Prior's wife serves as trustee.

(2)
Includes 1,000 shares of restricted stock which vest on May 24, 2009.

(3)
Includes 2,927 shares owned jointly with his spouse.

(4)
Includes 1,000 shares of restricted stock which vest on May 24, 2009. All shares are held by BAS Capital Holding Corp., of which Mr. Schuchman is the sole stockholder.

(5)
All shares are held by HUW Holdings, Inc., of which Mr. Wheatley is the sole stockholder.

(6)
Includes 28,650 shares held by Mr. Michael Prior's children as to which Mr. Michael Prior disclaims beneficial ownership, 15,938 shares owned jointly with his spouse, 21,668 shares of restricted stock (10,834 of which vested on July 25, 2007 and 10,833 of which vest on July 25, 2008) and 10,000 shares issuable upon exercise of outstanding options.

(7)
Includes 17,500 shares issuable upon exercise of outstanding options. Also includes 6,667 shares of restricted stock, 2,222 of which vest on May 17, 2008, 2,222 of which vest on May 17, 2009 and 2,223 of which vest on May 17, 2010.

(8)
Includes 2,500 shares issuable upon exercise of outstanding options and 2,500 shares of restricted stock which vest on January 1, 2009.

(9)
Includes 2,500 shares issuable upon exercise of outstanding options.

(10)
Includes 6,667 shares of restricted stock, 2,222 of which vest on on September 17, 2009, 2,222 of which vest on September 17, 2010 and 2,223 of which vest on September 17, 2011.

(11)
Based on information contained in this holders' Schedule 13 G/A filed with the SEC on February 14, 2008. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02019.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC and provide us with copies of those reports. To our knowledge, based solely on review of the copies of such forms furnished to us and written representations from our executive officers and directors, for the fiscal year ended December 31, 2007, all Section 16(a) reports applicable to our officers and directors were timely filed, except as described below.

        On December 12, 2007, Michael T. Prior filed a late Form 4 reporting the disposition of 1,400 shares on December 7, 2007. On April 18, 2008, Michael T. Prior filed a late Form 5 reporting a gift of 200 shares made in June 2007 and two gifts of a aggregate of 1,750 shares received in December 2007. On April 18, 2008, Cornelius B. Prior, Jr. filed a late Form 5 reporting three gifts of an aggregate of 7,350 shares made during December 2007.

PROPOSAL 1—ELECTION OF DIRECTORS

        Stockholders are being asked to elect the following seven members to our Board of Directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified, subject to earlier retirement, resignation or removal:

Cornelius B. Prior, Jr.
Martin L. Budd
Thomas V. Cunningham
Michael T. Prior
Charles J. Roesslein
Brian A. Schuchman
Henry U. Wheatley

        Each nominee has consented to his nomination and is expected to stand for election. However, if any nominee is unable or unwilling to serve, proxies will be voted for a replacement candidate nominated by our Board. Messrs. Budd, C.B. Prior, Jr., Roesslein, Schuchman and Wheatley are incumbent directors.

Vote Required

        Each director nominee must be elected by a plurality of votes present, or represented by proxy, at the Annual Meeting and entitled to vote on the election of directors. Votes withheld and broker non-votes will not be treated as votes cast and, therefore will not affect the outcome of the elections. Biographical information for each of the nominees is set forth below under "Director and Nominee Biographical Information."

Recommendation of our Board of Directors

        OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

DIRECTOR AND NOMINEE BIOGRAPHICAL INFORMATION

        Set forth below is biographical information about our current directors and the current director nominees.

        Cornelius B. Prior, Jr., 74, is the Chairman of our Board of Directors. He served as our Chief Executive Officer and Chairman of the Board from 1998 through December 2005, at which time he retired as Chief Executive Officer. Mr. Prior was a managing director and stockholder of Kidder, Peabody & Co. Incorporated, where he directed the Telecommunications Finance Group. A former Naval Officer and Fulbright Scholar, Mr. Prior started his career as an attorney with Sullivan & Cromwell in New York. A former Trustee of Holy Cross College and member of the Visiting Committee to Harvard Law School, he was the Chairman of CANTO, the Caribbean Association of National Telecommunication Organizations. He is also the Treasurer and member of the Executive Committee of CCAA (Caribbean and Central American Action) and the father of Michael T. Prior, our President and Chief Executive Officer. He earned his legal degree from The Harvard Law School.

        Martin L. Budd, 67, has been a a director of ours since May 2007, and is the Chair of our Compensation Committee and a member of the Audit Committee. He retired as a partner of the law firm of Day, Berry and Howard LLP effective January 1, 2007. Mr. Budd chaired that firm's Business Law Department and its Business Section and had particular expertise in federal securities laws, merger and acquisition transactions and strategic joint ventures. Mr. Budd is Chairman of the Connecticut Appleseed Center for Law and Justice and has served on the Legal Advisory Board of the National Association of Securities Dealers. He is the Chairman Emeritus of the Board of Trustees of the Hartford Seminary and is a member of the National Executive Committee of the Anti-Defamation League. Mr. Budd earned his legal degree from The Harvard Law School.

        Thomas V. Cunningham, 40, is currently the Chief Executive Officer of PTL Corporation, an internet services firm and, with his wife, owns the Baltimore Technology Park, LLC, a carrier-neutral data center serving the Baltimore, MD and Washington, D.C. area. He served as Chief Executive Officer of Alabanza Corporation from 1995 until 2007 when the company was sold to Navisite. He was the Chief Executive Officer of Bulkregister.com, Inc. from 1999 until 2006 when it was sold to Demand Media. He is a founding board member of the Institute for the Psychological Sciences, a graduate school in Crystal City, Virginia, and is a member of the Lumen Institute in Washington, D.C. In 2002, Mr. Cunningham was named Regional Entrepreneur of the Year by Ernst & Young.

        Michael T. Prior, 43, is our President and Chief Executive Officer. Mr. Prior joined us in 2003 as our Chief Financial Officer and Treasurer. Before joining us, Mr. Prior was a partner with Q Advisors LLC, a Denver-based investment banking and financial advisory firm focused on the telecommunications sector. From 1999 to 2002, he headed corporate development for LighTrade, Inc., a telecommunications infrastructure provider. From 1998 to 1999, Mr. Prior was a member of ComSpace Development LLC, a seed investment concern in the communications industry and an early investor in LighTrade. From 1992 to 1998, Mr. Prior was a corporate lawyer with Cleary Gottlieb Steen & Hamilton in London and New York and Perkins Coie LLP in Seattle. Mr. Prior received a B.A. degree from Vassar College and a J.D. degree summa cum laude from Brooklyn Law School. He is the son of Cornelius B. Prior, Jr., Chairman of our Board.

        Charles J. Roesslein, 59, has been a director of ours since April 2002 and is the Chair of our Audit Committee and a member of our Compensation Committee. He currently is the Chief Executive Officer of Austin Tele-Services Partners, LP and has been a director of National Instruments Corporation since July 2000. He is a retired officer of SBC Communications. Mr. Roesslein previously served as Chairman of the Board of Directors, President and Chief Executive Officer of Prodigy Communications Corporation from June of 2000 until December of 2000. He served as President and

Chief Executive Officer of SBC-CATV from October 1999 until May 2000, and as President and Chief Executive Officer of SBC Technology Resources from August 1997 to October 1999.

        Brian A. Schuchman, 39, is the Founder of Commnet Wireless, LLC, which we acquired in 2005. He joined our Board in May 2007. Mr. Schuchman has spent more than 15 years as an operator and entrepreneur in the wireless telecommunications industry. He founded Commnet Wireless, LLC in 2000 and served as its Chairman and Chief Executive Officer from its inception until July 2006. In 2000, he also co-founded a wireless telecommunications equipment distributor, Commnet Supply, which was sold in April 2004. In the early and mid 1990's, Mr. Schuchman partnered with rural cellular license holders to build-out and manage numerous wireless markets which were later sold. In 1995, Mr. Schuchman founded Cellular Infrastructure Supply (CIS), one of the first companies to resell cellular switching and base station equipment. CIS was sold to World Access, Inc. in 1997. He continued to manage CIS until early 2000. In 2003, Mr. Schuchman was named Entrepreneur of the Year for the Greater Chicago Region by Ernst & Young.

        Henry U. Wheatley, 76, joined our Board in 1998 and is a member of our Audit and Compensation Committees. He has been a director of our subsidiary GTT since 1999. Mr. Wheatley has been the President of Wheatley Realty Corporation since 1973, where he manages the development of shopping centers. Mr. Wheatley is also Chairman of the Board of Coral World (Virgin Islands), Inc., and has been Vice President and Trustee of Islands Resources Foundation since 1972. He was a director of the Virgin Islands Telephone Corporation from 1994 to December 30, 1997.

PROPOSAL 2—
APPROVAL OF THE ATLANTIC TELE-NETWORK, INC. 2008 EQUITY INCENTIVE PLAN

        Our Board of Directors has approved the 2008 Equity Incentive Plan (the "2008 Plan"), subject to approval of the stockholders at the Annual Meeting. We currently have three equity incentive plans: our 2005 Restricted Stock and Incentive Plan (the "2005 Plan"), our 1998 Stock Option Plan (the "1998 Plan") and our Director's Remuneration Plan (the "Director's Plan"). We collectively refer to these plans as the "Equity Plans".

        If our stockholders approve the 2008 Plan, it will replace the Equity Plans, which will be suspended or terminated such that no further awards will be made under the Equity Plans. If approved by our stockholders, we will make all future incentive awards under the 2008 Plan.

Purpose of the 2008 Plan

        We believe the 2008 Plan will benefit us in the following ways:

  •
  Assist us in attracting, motivating and retaining high-performing employees.  We believe that equity incentives motivate high levels of performance and provide an effective means of recognizing employee contributions to our success. We also believe that equity incentives align the interests of our employees with the interests of our stockholders—when we perform well, that performance is reflected in our stock price, and employees are rewarded along with other stockholders. Equity incentives also benefit us in a number of other ways. For example, they can be used to tie compensation closely to our performance; they conserve cash; stock options produce no dilution to earnings per share without an increase in the stock price that benefits stockholders generally; the exercise of options increases our capital; and we are entitled to tax deductions in connection with most equity awards. We believe that plans such as the 2008 Plan increase our ability to achieve the objectives above by allowing us to grant different forms of equity awards. Recent changes in the required accounting for equity compensation and other developments have increased the attractiveness and utility of restricted stock and other forms of equity incentives other than options. Under Statement of Financial Accounting Standards No. 123R, which took effect January 1, 2006, the financial statement expense that we record for option grants may be greater than the perceived value of those grants or the value ultimately delivered to the participant. In such cases, providing "whole share" equity compensation (such as restricted stock) may allow us to better align the expense of equity grants to us with the perceived value of such grants by the participant.

  •
  Allow us to continue to grant option awards.  If the 2008 Plan is not approved by stockholders, we will have the ability to grant stock options only under our 1998 Plan which expires in October of this year. We believe that option awards have been an important component of our equity incentive practice and, along with other equity awards, may play an increasing role in the future.

  •
  Allow us to consolidate our Equity Plans.  As of December 31, 2007, we had approximately 1,277,000 shares of common stock reserved for future issuance under all of the Equity Plans, including approximately 174,000 shares available for option grants under our 1998 Plan (which expires this year), 531,000 shares available for grants of restricted stock and performance shares under our 2005 Plan (which expires in 2015) and approximately 522,000 shares available for grants of restricted stock and settlement of restricted stock units under our Directors' Plan. If approved by stockholders, we will consolidate our Equity Plans under the 2008 Plan and make all future equity incentive awards under the 2008 Plan. We will no longer make any grants under the Equity Plans, which will survive only to govern outstanding awards previously granted under the respective plans. Consolidation of our equity grant programs under one plan will simplify the administration of equity grants, help ensure consistency of value across various types of equity awards and ensure the consistent availability of all types of awards.

        The Board's adoption of the 2008 Plan is subject to the approval of the stockholders. Stockholder approval is not only required for the adoption of the 2008 Plan, but will allow us, in connection with the Plan, to grant incentive stock options ("ISOs"), among other instruments, ensure our ability to take tax deductions for equity compensation under Section 162(m) of the Internal Revenue Code, as amended ("the Code"), and meet the requirements of the Nasdaq Stock Market ("Nasdaq").

2008 Plan Philosophy

        We designed the 2008 Plan with the following features to support our compensation philosophy and to protect stockholder interests:

  •
  Reasonable Share Request.  The Board has reserved 1,500,000 shares of our common stock for issuance under the 2008 Plan, which represents approximately 9.9% of our outstanding common stock as of December 31, 2007. Upon stockholder approval of the 2008 Plan, no further grants will be made under our Equity Plans. As of April 15, 2008, there were 1,195,374 shares of common stock that were previously authorized and remain available for grant under the Equity Plans. If the 2008 Plan is approved, these shares, along with shares subject to awards granted under The Equity Plans that are forfeited, cancelled or have expired, will no longer be available for grant under the Equity Plans.

  •
  Prohibitions on Below Market Grants.  The 2008 Plan expressly prohibits the grant of stock options or stock appreciation rights ("SARs") with an exercise price less than the fair market value of common stock on the date of grant.

  •
  Prohibitions on Repricings.  The 2008 Plan prohibits the amendment of any option or SAR to reduce its exercise price or the repricing or cancellation of options or SARs in exchange for new awards exercisable for common stock at a lower exercise price without stockholder approval. Adjustments to outstanding awards based on standard anti-dilution provisions are permitted.

  •
  Minimum Vesting Provisions.  The 2008 Plan generally provides that service-based restricted stock awards must vest over at least three years and performance-based restricted stock awards must have a performance period of at least one year, except in connection with the disability, death or termination of service of the participant or a change in control of the Company. We may grant restricted stock awards with shorter vesting periods than as set forth above, only if, in the aggregate, such awards represent no more than 10.0% of the shares authorized for grant under the 2008 Plan.

Description of the 2008 Plan

        The following is a summary of the material terms and provisions of the 2008 Plan. This summary is qualified in its entirety by reference to the complete text of the 2008 Plan, which is attached hereto as Appendix A and incorporated herein by reference. To the extent that there is a conflict between this summary and the 2008 Plan, the terms of the 2008 Plan will govern. Capitalized terms that are used but not defined in this summary have the meanings given to them in the 2008 Plan.

        Eligibility.    All employees, directors and consultants of the Company or any of its affiliates capable of contributing to the successful performance of the Company are eligible to be participants in the 2008 Plan. Based on the number of our current employees, directors and consultants, there are approximately 850 individuals who currently would be eligible to participate in the 2008 Plan, although we currently do not expect to make broad-based grants to all employees of the Company and its subsidiaries.

        Shares Available for Issuance.    The Board has reserved 1,500,000 shares of our Common Stock for issuance under the 2008 Plan.

        Administration.    The 2008 Plan will be administered by a committee composed of two or more members of the Board of Directors who are independent from Company management (the "Committee"). The Committee has the authority to adopt administrative rules and practices governing the operation of the 2008 Plan and to interpret its provisions. The Committee may, subject to applicable law, delegate to one or more of our executive officers the power to make awards to participants who are not executive officers or Directors, subject to a maximum number of shares fixed by the Committee. The Board may at any time also take any such action.

        Types of Awards.    We may grant stock options, restricted stock, restricted stock units, stock equivalents and awards of shares of Common Stock that are not subject to restrictions or forfeiture.

  •
  Stock Options.  Stock options under the 2008 Plan may be ISOs or nonstatutory stock options. The maximum cumulative number of shares available for grants of ISOs under the Plan is 1,500,000 shares. The Committee determines the terms of options, including the amount, exercise price, vesting schedule and term, which may not exceed ten years. The per share exercise price of an option may not be less than 100% of the fair market value of the Common Stock on the grant date.

  •
  Restricted Stock and Restricted Stock Units.  These are shares of Common Stock or rights to receive the value of shares of Common Stock that are granted subject to certain restrictions during a specified period. The restricted period may be based on achieving performance or market- related goals, on the participant's continued service with the Company or on a deferred payment schedule. Restricted stock units may be settled in stock, cash or other awards or property. For awards subject to vesting, the participant generally will forfeit the award if the specified conditions are not met. Although the Committee has discretion to set the terms of shares of restricted stock and restricted stock units, including the vesting schedule, the 2008 Plan contains limitations to align such awards with stockholders' interests.

  •
  Stock Equivalents.  A stock equivalent is any right to receive payment from the Company based in whole or in part on the value of the Common Stock, as determined by the Committee. Stock equivalents may include, without limitation, phantom stock, performance units and SARs and may be settled in stock, cash or other awards or property. The per share exercise price of a SAR may not be less than 100% of the fair market value of the Common Stock on the grant date, and the term of a SAR may not exceed ten years.

        Terms of Awards.    Except as may be limited by the 2008 Plan or applicable law, the Committee selects participants to receive awards and determines the terms and conditions of each award, including the number of shares of Common Stock subject to awards, the price, if any, a participant pays to receive or exercise an award, the time or times when awards vest or may be exercised, settled or forfeited, any performance goals, restrictions or other conditions to vesting, exercise, or settlement of awards, and the effect on awards of the disability, death, or termination of service of participants. Awards may be made to participants who are foreign nationals or employed outside the United States on terms the Committee deems appropriate.

        Performance Goals.    A participant's right to earn or vest in an award may be made subject to achievement of one or more objective performance goals based on one or more of the following criteria established by the Committee: (i) net income, (ii) earnings per share, (iii) operating income, (iv) operating cash flow, (v) earnings before income taxes and depreciation, (vi) earnings before interest, taxes, depreciation and amortization, (vii) operating margins (viii) reductions in operating expenses, (ix) sales or return on sales (x) total stockholder return (xi) return on equity, (xii) return on total capital, (xiii) return on invested capital, (xiv) return on assets, (xv) economic value added, (xvi) cost reductions and savings, (xvii) increase in surplus, (xviii) productivity improvements, (xix) an executive's attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long term business goals. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

        Limitations on Individual Grants.    We may not in any fiscal year grant to any participant stock options, SARs or other awards with respect to which performance goals apply covering more than 150,000 shares.

        Transferability.    The Committee has the authority to permit participants to transfer any award, provided that ISOs may be transferable only to the extent permitted by the Code.

        Adjustments.    Upon an equity restructuring or other corporate transaction that affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the 2008 Plan, the Committee shall equitably adjust any or all of the number and kind of shares in respect of which awards may be made under the 2008 Plan, the number and kind of shares subject to outstanding awards, the exercise price with respect to any of the foregoing, and the limit on individual grants.

        Change in Control.    The Committee may act to preserve the participants' rights in the event of a change in control of the Company as the Committee may consider equitable to participants and in the best interests of the Company, including without limitation: accelerating any time period relating to the vesting, exercise, or settlement of awards, providing for payment to participants of cash or other property with a fair market value equal to the amount that would have been received upon the vesting, exercise, or settlement of awards in connection with the change in control, adjusting the terms of awards in a manner determined by the Committee to reflect the change in control, causing awards to be assumed, or new rights substituted therefor, by another entity, or terminating awards.

        No Repricing of Outstanding Stock Options and SARs.    We may not, without stockholder approval, amend any outstanding option or SAR to reduce the exercise price or replace it with a new award exercisable for Common Stock at a lower exercise price.

        Amendment of Awards.    Subject to the prohibition on repricing, the Committee may not amend, modify or terminate any outstanding award for which the respective participant's consent would be required unless the terms of the award permit such action, the Committee determines that such action is required by law, or the Committee determines that the action would not materially and adversely affect the participant.

        Amendment of the Plan.    The Board of Directors may amend, suspend or terminate the 2008 Plan, subject to any stockholder approval it deems necessary or appropriate. For example, under the Code and Nasdaq requirements, the Board may not increase the number of shares of Common Stock issuable under the Plan (except in the case of a recapitalization, stock split or similar event) without stockholder approval.

        Overhang.    We measure overhang by dividing the number of awards outstanding, plus shares available for grant, by the number of shares outstanding. Upon stockholder approval, 1,500,000 shares would be available for grant under the 2008 Plan. The following table shows as of April 15, 2008, the actual overhang associated with our current equity plans and the proforma overhang, assuming the

2008 Plan is approved by the stockholders and no further grants are made under the currently existing plans:

	As of April 15, 2008
	Actual	Pro forma for 2008 Plan
Awards outstanding under all existing equity plans	458,207	458,207
Available for grant under all existing equity plans	1,227,374	—
Authorized pursuant to 2008 Plan	—	1,500,000

Total	1,685,581	1,958,207

Overhang (based on shares outstanding on April 15, 2008)	11.1%	12.9%

U.S. Federal Income Tax Consequences Relating to Certain Awards under the 2008 Plan

        Incentive Stock Options.    A participant does not realize taxable income upon the grant or exercise of an ISO under the 2008 Plan. If a participant does not dispose of shares received upon exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, then (a) upon sale of the shares, any amount realized in excess of the exercise price is taxed to the participant as long-term capital gain and any loss sustained will be a long-term capital loss and (b) we may not take a deduction for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the participant.

        If shares of Common Stock acquired upon the exercise of an ISO are disposed of before the end of the one and two-year periods described above (a "disqualifying disposition"), the participant realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price. We would be entitled to a tax deduction for the same amount. Any further gain realized by the participant would be taxed as a short-term or long-term capital gain and would not result in any deduction for us. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

        Nonstatutory Stock Options.    No income is realized by the participant at the time a nonstatutory option is granted. Upon exercise, the participant realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. We would receive a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any further tax deduction by us.

        Restricted Stock.    Generally, a participant will be taxed at the time the restrictions on the shares lapse. The excess of the fair market value of the shares at that time over the amount paid, if any, by the participant for the shares will be treated as ordinary income. The participant may instead elect at the time of grant to be taxed (as ordinary income) on the excess of the then fair market value of the shares over the amount paid, if any, for the shares. In either case, we would receive a tax deduction for the amount reported as ordinary income to the participant. Upon the participant's disposition of the shares, any subsequent appreciation or depreciation is treated as a short or long-term capital gain or loss and will not result in any further tax deduction by us.

        Restricted Stock Units.    A participant will generally realize ordinary income in an amount equal to the fair market value of the shares (or the amount of cash) distributed to settle the restricted stock units at the time of settlement, which is generally upon vesting of the restricted stock units. In certain limited circumstances, a settlement date may be later than the vesting date, in which case the settlement would be made in a manner intended to comply with the rules governing non-qualified deferred compensation arrangements. In either case, we would receive a corresponding tax deduction at the time of settlement. If the restricted stock units are settled in shares, then upon sale of those shares any subsequent appreciation or depreciation would be treated as short-term or long-term capital gain or loss to the participant and would not result in any further tax deduction by us.

        Other Tax Matters.    United States tax laws generally do not allow publicly-held companies to obtain tax deductions for compensation of more than $1 million paid in any year to any of the five most highly paid executive officers (each, a "covered person") unless the compensation is "performance-based" as defined in Section 162(m) of the Code. Stock options and SARs granted under the 2008 Plan would be performance-based compensation if they have exercise prices not less than the fair market value of the Common Stock on the date of grant. In the case of restricted stock and restricted stock units, Section 162(m) requires that the general business criteria of any performance goals that are established by the Committee be approved (and they are included in the 2008 Plan) and periodically reapproved by stockholders in order for such awards to be considered performance-based and deductible by us. Generally, the performance goals must be established before the beginning of the relevant performance period. Furthermore, satisfaction of any performance goals during the relevant performance period must be certified by the Committee.

        A participant who receives any accelerated vesting or exercise of options or stock appreciation rights or accelerated lapse of restrictions on restricted stock or restricted stock units in connection with a change in control might be deemed to have received an "excess parachute payment" under federal tax law. In such cases, the participant may be subject to an excise tax and we may be denied a tax deduction.

New Plan Benefits

        No awards have been made as of the date of this Proxy Statement or will be made prior to stockholder approval under the 2008 Plan. The amount of awards to be made under the 2008 Plan is not presently determinable.

Required Vote

        The approval of the 2008 Plan requires a majority of the votes present, or represented by proxy, at the Annual Meeting and entitled to vote thereon.

Recommendation of our Board of Directors

        OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ATLANTIC TELE-NETWORK, INC. 2008 EQUITY INCENTIVE PLAN.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information regarding our equity compensation plans as of December 31, 2007:

Equity Compensation Plan Information

	(a) Number of Securities to be Issued upon Exercise of Outstanding Warrants, Options and Rights	(b) Weighted Average Exercise Price of Outstanding Warrants, Options and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders:
1998 Stock Option Plan(1)	455,750	$24.93	174,458
2005 Restricted Stock and Incentive Plan	—	—	531,334
Equity compensation plans not approved by stockholders:
Director's Remuneration Plan(2)	2,457	—	521,582

Total	458,207		1,227,374

(1)
This plan expires in October 2008.

(2)
This plan provides for grants of restricted stock to non-employee directors upon their initial election to the Board and permits non-employee directors to elect to receive either 50% or 100% of their annual retainer in common stock on a deferred basis. Our Board adopted this plan in 1999 and reserved 625,000 shares for issuance thereunder.

PROPOSAL 3—
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

        The Audit Committee of our Board of Directors has selected, and our Board of Directors recommends that stockholders ratify the selection of, PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our independent auditor to perform the audit of our financial statements and our internal control over financial reporting for 2008. In making its selection, the Audit Committee conducted a thorough review of PricewaterhouseCoopers' performance, including consideration of the following:

  •
  PricewaterhouseCoopers' performance on the audit, including the quality of the engagement team and the firm's experience, client service, responsiveness and technical expertise;

  •
  The record of the firm against comparable accounting firms in various matters such as regulatory, litigation and accounting matters;

  •
  The firm's financial strength and performance; and

  •
  The appropriateness of fees charged by the firm.

        PricewaterhouseCoopers was our independent auditor for the year ended December 31, 2007.

        We are asking our stockholders to ratify the selection of PricewaterhouseCoopers as our independent auditor. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Vote Required

        The ratification of the appointment of PricewaterhouseCoopers as our independent auditors for 2008 requires a majority of the votes present, or represented by proxy, at the Annual Meeting and entitled to vote thereon.

Recommendation of our Board of Directors

        OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITOR.

CORPORATE GOVERNANCE

General

        The role of the Board of Directors is to ensure that we are managed for the long-term benefit of our stockholders. The Board periodically reviews and advises management with respect to our annual operating plans and strategic initiatives. The Board has adopted corporate governance principles to assure full and complete compliance with all applicable corporate governance standards.

        During the past year, we have reviewed our corporate governance practices in comparison to the practices of other public companies and to ensure they comport with guidance and interpretations provided by the SEC and the Nasdaq Stock Market.

        We have adopted a written Code of Ethics that applies to all of our employees and agents, including, but not limited to, our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. Our Code of Ethics, Compensation Committee Charter and Audit Committee Charter are available on our website at www.atni.com and may be obtained free of charge upon request by writing to us at Atlantic Tele-Network, Inc., Attn: Secretary, 10 Derby Square, Salem, MA 01970.

Determination of Independence

        Nasdaq rules require that a majority of our directors be "independent" and that we maintain a minimum three-person audit committee whose members satisfy heightened independence requirements. A director qualifies as "independent" if our Board affirmatively determines that the director does not have a relationship with us, an affiliate of ours, or otherwise which, in the opinion of the Board, would interfere with the exercise of independent judgment in discharging his or her duties as a director. Nasdaq rules preclude an affirmative determination by the Board that a director is independent if:

  •
  a director who is, or was at any time during the past three years, employed by us or by any subsidiary of ours;

  •
  a director who accepted or has a family member who accepted any compensation from us or any subsidiary of ours in excess of $100,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than: (i) compensation for board or board committee service, (ii) compensation paid to a family member who is an employee (other than the executive officer) of the company, (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

  •
  a director who is a family member of an individual who is, or at any time during the past three years was, employed by us or a subsidiary of ours as an executive officer;

  •
  a director who is, or has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed the greater of 5 percent of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than: (i) payments arising solely from investments in our securities or (ii) payments under non-discretionary charitable contribution matching programs;

  •
  a director who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of our executive officers have served on the compensation committee of such other entity; or

  •
  a director who is, or has a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

        Based on the Nasdaq rules, our Board has determined that Messrs. Budd, Cunningham, Roesslein and Wheatley are independent for purposes of SEC rules and Nasdaq listing compliance. Our Board also determined that Ernst A. Burri, our former director, was independent through his term of service which expired at last year's annual meeting of stockholders. Our Board's determinations included reviewing the following relationships and transactions, which the Board concluded did not affect the independence of the applicable director or director nominee:

  Mr. Budd.    Until December 31, 2006, Mr. Budd was a partner of Day, Berry and Howard LLP ("Day Berry"), which had served as general outside counsel to us for a number of years. In each of 2007, 2006 and 2005, we paid Day Berry approximately $6,000, $15,000 and $84,000, respectively, for professional services. In addition, Day Berry represented our Chairman in an individual capacity with respect to his sale of shares in our follow-on public offering of common stock in July 2006. In January 2006, Day Berry merged into Day Pitney LLP, which continued during 2007 to provide legal services to us on a very limited basis. Day Pitney continues to represent our Chairman with respect to the purchase by him of certain assets of ours located in Haiti. Also, Mr. Budd was the Chairman of the Board of Trustees of the Hartford Seminary and has been serving as Chair Emeritus since July 2006. Our Chairman has made a personal pledge of $500,000 to the Hartford Seminary and his wife serves on its Board of Trustees.

  Mr. Cunningham.    Recently, the University of the Virgin Islands Research and Technology Park (the "Technology Park"), located in the US Virgin Islands, selected Baltimore Technology Park, LLC, which is wholly-owned by Mr. Cunningham and his wife, to manage the telecommunications facilities of the Technology Park. A separate company wholly-owned by our Chairman, has been selected to provide certain telecommunications services to the Technology Park. The operator of the Technology Park has asked Messrs. Cunningham and Prior to enter into a buy-sell agreement in which each of them would be required to buy, at a designated price, the other's operations if the other defaulted in his obligations to the Technology Park. Messrs. Cunningham and Prior are in the process of negotiating such an agreement.

  Mr. Wheatley.    Mr. Wheatley is a minority investor in, and the Chairman of the Board of, Coral World (Virgin Islands), Inc., a marine theme park owner and operator, in which our Chairman is a majority investor.

  Our Chairman is the father of our Chief Executive Officer.

Director Nomination Process

        In accordance with our Nominating Guidelines and Procedures, as adopted by the Board in February 2007, director nominees are considered by the independent directors, currently Messrs. Budd, Roesslein and Wheatley. Director nominees are recommended to the Board by a majority of our independent directors. Our Board does not have a standing nominating committee or any other committee performing similar functions or a charter governing the nomination process. Because our independent directors are responsible for considering and recommending director nominees in accordance with our Nominating Guidelines and Procedures, our Board feels that it is appropriate not to have, and that there is no additional benefit to us or to our stockholders from the creation of, a nominating committee at this time.

        In selecting director nominees pursuant to the Nominating Guidelines and Procedures, the Board's independent directors shall consider candidates submitted by stockholders and shall evaluate such candidates in the same manner and using the same criteria as all other director nominee candidates. To submit a director nominee candidate, stockholders should submit the following information: (a) the candidate's name, age and address, (b) a brief statement of the reasons the candidate would be an effective director, (c) the candidate's principal occupation or employment for the past five years and information about any positions on the board of directors of other companies, (d) any business or other significant relationship the candidate has had with us and (e) the name and address of the stockholder making the submission. The Board's independent directors may also seek additional information regarding the director nominee candidate and the stockholder making the submission. All submissions of director nominee candidates made by stockholders should be sent to Atlantic Tele-Network, Inc., Attn: Secretary, 10 Derby Square, Salem, MA 01970 and must comply with applicable statutory timing requirements.

        The director nominations of Messrs. M. Prior and Cunningham were submitted for consideration of the independent directors by our Chairman.

Communications from Stockholders and Other Interested Parties

        To communicate with our Audit Committee regarding issues or complaints about questionable accounting, internal accounting controls or auditing matters, contact the Audit Committee by writing to Audit Committee, Atlantic Tele-Network, Inc., 10 Derby Square, Salem, MA 01970.

        To send communications to the Board or to individual directors, stockholders should write to Board of Directors, Atlantic Tele-Network, Inc., 10 Derby Square, Salem, MA 01970. All communications received will be directly sent to the Board or to individual members of our Board, as addressed.

Board of Directors' Meetings and Committees

        During 2007, our Board met five times either by conference call or in person. In 2007, no director attended fewer than 75% of the meetings of the Board or the meetings of the committee(s) on which he served. Although we do not have a policy requiring our directors to attend the Annual Meeting, all of our then-current directors attended last year's annual meeting of stockholders.

        Our Board has established two standing committees: the Audit Committee and the Compensation Committee. The current membership of each committee is as follows:

Audit Committee	Compensation Committee
Charles J. Roesslein, Chair	Martin L. Budd, Chair
Martin L. Budd	Charles J. Roesslein
Henry U. Wheatley	Henry U. Wheatley

        All members of both committees are independent as defined in the listing standards of Nasdaq. Copies of the charters of the Audit Committee and Compensation Committee, as adopted and amended by our Board, are available on our website at www.atni.com.

Audit Committee

        During 2007, the Audit Committee met seven times either by conference call or in person. The current members of our Audit Committee are Messrs. Budd, Roesslein and Wheatley. The functions of the Audit Committee include:

  •
  Appointing, compensating, evaluating and overseeing our independent auditors;

  •
  Reviewing with our independent auditors the plan and scope of the audit, its status during the year and any recommendations the independent auditors may have for improving or changing the audit and control environment;

  •
  Pre-approving the services provided by our independent auditors;

  •
  Discussing with management and our independent auditors the adequacy of internal accounting and financial controls and, if deemed necessary or appropriate, discussing with each of them,

    independently of the other, any recommendations on matters that any of them considers to be of importance;

  •
  Reviewing our accounting principles, policies and practices and financial reporting policies and practices;

  •
  Reviewing our Code of Ethics, the Audit Committee Charter and the oversight of other compliance matters;

  •
  Reviewing, prior to publication or filing, our annual audited financial statements, quarterly earnings releases and the disclosures that are to be included in our reports on Form 10-Q and Form 10-K, as well as such other information as the Committee deems desirable; and

  •
  Undertaking other duties as assigned by our Board.

        Our Board has determined that each current member of the Audit Committee meets the financial literacy requirements of Nasdaq. It has also determined that Mr. Roesslein, who is currently the Chair of the Audit Committee and a director nominee for re-election, qualifies as an "audit committee financial expert" under the rules of the SEC and meets the financial sophistication requirements of Nasdaq. In addition, our Board has determined that each of the current members of our Audit Committee meet the Nasdaq and SEC standards for audit committee member independence.

        The Audit Committee was informed that Mr. Benincasa has received a "Wells" notice from the staff of the SEC in connection with an SEC informal inquiry into the stock option and related accounting practices of his former employer. A Wells notice affords a person the opportunity to make a submission to the SEC with respect to contemplated civil enforcement recommendations against such person for violations of the federal securities law. Mr. Benincasa has responded to the Wells notice. Our Audit Committee, with the assistance of independent outside counsel, has investigated this matter and has concluded that the matter does not at this time affect Mr. Benincasa's ability to perform his responsibilities as our Chief Financial Officer.

Compensation Committee

        The Compensation Committee met four times during 2007. The current members of our Compensation Committee are Messrs. Budd, Roesslein and Wheatley. The functions of the Compensation Committee include:

  •
  Reviewing and determining the compensation of our Chief Executive Officer and reviewing and recommending to the Board the compensation of our other executive officers;

  •
  Developing, administering and taking all action required or permitted to be taken by the Board under any of our stock-based incentive plans;

  •
  Reviewing and recommending to the Board the compensation of our directors;

  •
  Reviewing and making recommendations to the Board regarding the level, coverage, and competitiveness (based on industry data) of our compensation (including salary and bonus), incentives (both current and long-term), benefits (including profit sharing, group health coverage, disability coverage and life insurance benefits, and use of our stock in option, bonus, or appreciation arrangements), and other perquisites; and

  •
  Undertaking such other functions as are assigned to the Committee by the Board.

Compensation Committee Interlocks and Insider Participation

        During or prior to the fiscal year ended December 31, 2007, no member of our Compensation Committee was an officer or employee of ours or our subsidiaries or, to our knowledge, had relationships requiring disclosure under the SEC rules. In making these statements, we have relied in part upon representations of those directors.

INDEPENDENT AUDITOR

        PricewaterhouseCoopers has audited our accounts since 2002. Our Audit Committee has appointed PricewaterhouseCoopers to be our independent registered public accounting firm for 2008 and we are asking stockholders to ratify this appointment in Proposal 3. The services provided by PricewaterhouseCoopers LLP in 2008 are expected to include, in addition to performing the consolidated audit, audits of certain domestic and foreign subsidiaries; review of quarterly reports; issuance of letters to underwriters in connection with registration statements, if any, we may file with the SEC and consultation on accounting, financial reporting, tax and related matters. A representative of PricewaterhouseCoopers is expected to be at the meeting and will have an opportunity to make a statement and respond to questions.

Independent Auditor Fees and Services

        The following table presents the aggregate fees for professional services rendered to us by PricewaterhouseCoopers for the years ended December 31, 2007 and 2006:

	2007	2006
Audit Fees(1)	$850,000	$1,231,510
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	—	160,000

Total Fees	$850,000	$1,391,510

(1)
Represents fees for professional services rendered for the audits of our consolidated financial statements, consents and assistance with review of documents filed with the SEC.

(2)
Fees for professional services rendered in connection with our common stock offering, completed in July 2006.

Audit Committee Pre-Approval Policy and Procedures

        In accordance with its written charter, our Audit Committee pre-approves all audit and non-audit services, including the scope of contemplated services and the related fees, that are to be performed by PricewaterhouseCoopers, our independent registered public accounting firm. The Audit Committee's pre-approval of non-audit services involves consideration of the impact of providing such services on PricewaterhouseCooper's independence. The Audit Committee is also responsible for ensuring that any approved non-audit services are disclosed to stockholders in our reports filed with the SEC. PricewaterhouseCoopers did not perform any non-audit services for us in fiscal year 2007.

Audit Committee Report

        As members of the Audit Committee of the Board of Directors of Atlantic Tele-Network, Inc., we have reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2007.

        We have discussed with PricewaterhouseCoopers, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with the auditors the auditors' independence.

        We have also considered whether the provision of services by PricewaterhouseCoopers not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in our Forms 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

        Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2007.

                      By the Audit Committee

                      Charles J. Roesslein, Chair
                      Martin L. Budd
                      Henry U. Wheatley

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

        Our Compensation Committee of the Board of Directors has responsibility for establishing, implementing and maintaining the compensation program for our executive officers. For the purposes of this Proxy Statement, "executive officers" means the individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table on page 29 below.

Compensation Philosophy

        The primary objective of our executive compensation program is to attract, retain and reward executive officers who contribute to our long-term success and to maintain a reasonably competitive compensation structure as compared with similarly situated companies. We seek to align compensation with the achievement of business objectives and individual and company performance. The annual cash bonus opportunity that we provide our executive officers is our primary incentive compensation tool to accomplish this alignment, as described below. However, increasingly, we have also used equity compensation for this purpose.

        A core principle of our compensation philosophy is that we believe a successful compensation program requires the application of judgment and subjective determinations of individual performance. We do not apply a formulaic or mathematical approach to executive compensation. Our Compensation Committee retains discretion to apply its judgment to adjust and align each individual element of our compensation program with the broader objectives of our compensation program and the overall performance and condition of our company at the time final compensation decisions are made. We believe that our lean management structure, the degree of involvement and communications between our Board of Directors and our senior management team and our corporate culture give us the opportunity to use this approach. We believe that combining performance-based goals with the flexibility of the Compensation Committee and the Board to vary the importance of performance against those goals, make subjective assessments of performance against individual performance goals, vary company and individual performance goals, if it deems appropriate, and adjust executive compensation to suit our business circumstances makes us more adaptive as a company and more able to recognize the contributions of our executive officers to the achievement of our business objectives.

        We do not have any employment, severance or change of control agreements with any of our executives. We do not rely on executive compensation consultants. Our Compensation Committee does consider the compensation of executive officers at other companies in order to assess the compensation that we offer our executives officers, as discussed below.

External Market Practices and Our Positioning

        Generally, we seek to offer executive compensation that is reasonably competitive with companies of a similar size in New England, including publicly traded companies. While defining a relevant "peer group" for us is difficult because we are a publicly-traded holding company managing several different types of telecommunications businesses in different parts of the world, including in Guyana, we believe that other company data can provide us with a useful basic check, mainly for comparing the compensation of our Chief Executive Officer and Chief Financial Officer.

        We look at these companies solely as indicators of competitive executive compensation levels and pay mix. Further, we regard this comparative data as reference points only and not as establishing any compensatory hierarchy on which we seek to occupy a specific ranking or relative position. For 2007 and the past several years, our Compensation Committee has referred to the executive compensation paid at the following group of companies: CT Communications Inc., D&E Communications Inc.,

Hector Communications Corporation, Hickory Tech Corporation, North Pittsburgh Systems, Inc., SureWest Communications and Warwick Valley Telephone Company.

        Given some of our recent business developments, including the relocation of our corporate headquarters to Massachusetts and our acquisitions of Sovernet and Commnet, the Compensation Committee selected a new group of companies in connection with setting 2008 compensation, consisting of Cbeyond, Inc., Consolidated Communications Holdings, Inc., FairPoint Communications, Inc., ITC DeltaCom, Inc., Knology, Inc., Ntelos Holdings Corp. and, in the Boston area, Axcelis Technologies, Inc., Circor International, Inc.. Cognex Corp. and Mercury Computer Systems, Inc. We believe that these telecommunications and technology companies offer a better reference group for us because they include some companies that operate in domestic and international markets, some that operate in different sectors of the telecommunications industry and some that are located in the greater Boston area.

Role of Chief Executive Officer in Compensation Decisions

        Our Chief Executive Officer evaluates the performance of our other executive officers and makes compensation recommendations to our Compensation Committee based upon those evaluations. In connection with the annual bonuses for executives, our Chief Executive Officer determines individual performance goals for the executive officers at the beginning of each year, subject to review by the Compensation Committee, and, after consultation with the Chief Financial Officer, makes recommendations regarding the annual company performance goals which will be referred to, in part, by the Compensation Committee in considering annual cash bonuses for the Chief Executive Officer and the Chief Financial Officer. In both cases, our Chief Executive Officer also makes recommendations with respect to any adjustments to such performance goals during the year. However, our Compensation Committee ultimately retains full discretion in its determination of the compensation to be paid to our Chief Executive Officer and in its recommendations to the Board regarding the compensation to be paid to our other executive officers, including discretion to modify the recommendations of our Chief Executive Officer in determining the type and amounts of compensation paid to each executive officer.

Elements of Compensation

  Overview

        Our executive compensation program is comprised of three separate elements:

  •
  base salary;

  •
  annual bonuses based on corporate and individual performance; and

  •
  equity awards.

        Other than as described below, our Compensation Committee does not have any specific policies or targets for the allocation or "pay mix" of these compensation elements.

  Base Salary

        We seek to set the base salary of each executive at a level that is competitive, taking into account the overall compensation history of the particular executive and our other executives and the base salaries paid by similarly situated companies. In addition to merit-based changes when warranted, our Compensation Committee generally recommends that base salaries increase annually at a rate that more or less equals cost of living adjustments, as represented by indicators like the Consumer Price Index. Upon the recommendation of the Compensation Committee, the Board increased Mr. Audet's salary in 2007 by an amount in excess of the normal cost-of-living increase because the Compensation

Committee determined that his 2006 salary, set during his initial year with us, did not accurately reflect the responsibilities of his position or his importance to our success.

        For 2006 and 2007, annualized base salary rates for the named executives officers are summarized below:

Named Executive Officer	Fiscal Year 2006	Fiscal Year 2007	Annualized Percent Increase from 2006
Michael T. Prior	$400,000	$410,000	2.5%
Justin D. Benincasa	$210,000	$220,000	4.8%
John P. Audet	$125,000	$140,000	12.0%
William F. Kreisher(1)	—	$208,000	—
Douglas J. Minster	$145,000	$149,000	2.8%

(1)
Mr. Kreisher joined us in August 2007.

  Annual Cash Bonus

        The annual cash bonus opportunity that we provide our executives is the primary incentive compensation tool that we utilize. We believe that a significant bonus opportunity, as measured as a percentage of the executive's base salary, motivates executive performance because it makes a significant amount of the executive's overall compensation contingent upon performance levels, individually and company-wide. We have historically set the maximum bonus opportunity at about 50% of the executive's base salary. Subject to the Compensation Committee's and the Board's discretion discussed below, annual cash bonuses are paid based on a combination of the achievement of pre-established performance goals and a general performance assessment, and may be paid in an amount that is higher or lower than the target bonus opportunity.

        The extent to which an executive is paid some or all of the bonus opportunity is determined in large part by reference to pre-established annual performance goals, some of which are clearly quantifiable (or otherwise objectively measurable), and others which are not. However, the Compensation Committee and the Board always have discretion to determine the extent to which bonuses will be paid or not, regardless of whether the pre-established criteria are fully achieved, partially achieved or not achieved at all. All performance goals are set at the beginning of the year based on our annual budget and business plan and are reviewed and may be adjusted during the year by the Compensation Committee in their discretion. To date, the Compensation Committee has made occasional intra-year adjustments to certain individual performance goals of our executive officers, but has not made such adjustments to the Chief Executive Officer's individual performance goals or to any company performance goals. Our Compensation Committee believes that these performance goals do not serve as a formula for the payment of executive compensation. Rather, they serve as important reference points to the Compensation Committee and the Board in considering executive compensation, together with a general assessment of individual and company performance.

        For our Chief Executive Officer and Chief Financial Officer, the payment of an annual cash bonus depends mostly on whether pre-established company performance goals are achieved, subject to the Compensation Committee's and the Board's full discretion as described below. The Compensation Committee also refers to two stock price performance targets. For the past several years, these targets have been 8% or greater annual appreciation of our common stock price (disregarding cash dividends received) and annual stock price performance equal to, or in excess of, the performance of the Russell 3000 Index. The Compensation Committee views these targets as reference points only and recognizes that our common stock price may not reflect individual or company performance adequately.

        Because our other executive officers exercise less influence over us as a whole than the Chief Executive Officer and Chief Financial Officer, the other executive officers' annual cash bonuses are more dependent upon the achievement of individual performance goals.

        At the end of the year, in addition to reviewing performance against pre-established goals, the Compensation Committee makes an overall assessment of the quality of each executive officer's performance during the year. Other than with respect to the Chief Executive Officer, this assessment is based in large part on discussions between the Compensation Committee and the Chief Executive Officer. This "general performance" assessment is the other main factor considered by the Compensation Committee and the Board in determining the level of bonuses. At the end of the year, the Compensation Committee and the Board consider the importance of an executive officer's performance against the pre-set goals as compared to his other achievements or failures and his general performance and may find that the latter items substantially or even completely outweigh his performance against the pre-set goals.

  2007 Bonus Opportunity

        For 2007, the annual bonus opportunity for our executive officers was as follows:

Named Executive Officer	2007 Annual Bonus Opportunity Expressed as % of Base Salary
Michael T. Prior	50%
Justin D. Benincasa	50%
John P. Audet	50%
William F. Kreisher	50% (pro-rated)
Douglas J. Minster	50%

        For 2007, the Compensation Committee determined that 50% of our Chief Executive Officer's annual bonus opportunity would be based on the achievement of company performance goals and 25% of his annual bonus opportunity would be based on stock price performance targets. For 2007, the Compensation Committee recommended to the Board that 40% of our Chief Financial Officer's annual bonus opportunity should be based on the achievement of company performance goals and 10% should be based on stock price performance targets. The balance of the annual bonus opportunity for these executive officers would be based on an assessment of specific individual goals and/or a general assessment of individual performance or contribution as described below. The company performance goals consisted of annual net income, earnings per share, revenue and EBITDA (earnings before interest, taxes and depreciation and amortization expenses) targets. The company performance goals and stock price performance targets were selected by the Compensation Committee, based on our annual budget and business plan at the beginning of the year and the recommendations of the Chief Executive Officer and the Chief Financial Officer. The company performance goals were established at levels that were achievable, but would require better than planned company performance.

        For 2007, the Compensation Committee recommended to the Board that a majority, with amounts varying by executive, of the annual bonus opportunities of our other executive officers should be based on achievement of individual performance goals and general individual performance. The Compensation Committee recommended that the balance of the annual bonus opportunities should be based on the achievement of the company performance goals described above. Individual performance goals included, for example, tangible achievements relating to position-specific activities and responsibilities, management skills, teamwork and collaboration, expertise, skills and knowledge, leadership (accountability and responsibility) and personnel development. For 2007, there were no intra-year adjustments of company or individual performance goals for any of our executive officers.

        In the last two years, the cash performance bonus paid to our executive officers based on achieving company and individual performance goals has varied from 40% to 100% of the overall annual bonus opportunities and we expect future bonus levels to be comparable, if we continue to have a similar degree of success.

  2007 Bonus Payout

        We report the amount of annual bonuses actually paid under the column entitled "Bonus" in the Summary Compensation Table contained in this Proxy Statement.

        For 2007, our Chief Executive Officer was paid an annual bonus of $205,000, or 50% of his annual base salary, and our Chief Financial Officer was paid an annual bonus of $110,000, or 50% of his annual base salary. These bonuses were awarded based largely on our 2007 results, which exceeded company performance goals, and our 2007 stock price, which exceeded stock price performance targets. In addition, with respect to our Chief Executive Officer, the Compensation Committee considered individual performance goals in 2007, including the continued performance of our GT&T subsidiary during a time of heightened competition and regulatory uncertainty, efforts on strategic initiatives to expand and diversify our business, and his management and development of other executives, including the recruitment of our new Senior Vice President of Corporate Development in August 2007. With respect to our Chief Financial Officer, the Compensation Committee and the Board considered individual performance goals in 2007, including his efforts in guiding us through our initial year of compliance with Sarbanes-Oxley Rule 404, the reduction of general and administrative expenses at the parent level, and his success in implementing certain changes to our benefit plans and human resource processes.

        Our other named executive officers were paid annual bonuses as follows: John P. Audet, $60,000, or 43% of his annual base salary, William F. Kreisher, $35,000, or 49% of his prorated annual base salary and Douglas J. Minster $38,000, or 26% of his annual base salary.

        For 2008, Michael T. Prior's annual maximum bonus opportunity was increased to 75%, in part based on the Compensation Committee's assessment of the incentive compensation opportunities of the Chief Executive Officers of the companies comprising the new reference group described above, and the Compensation Committee's views on the role of our Chief Executive Officer in expanding and diversifying our business.

  Equity Compensation

        We currently have two equity compensation plans: our 1998 Stock Option Plan, which enables us to grant stock options to employees and directors, and our 2005 Restricted Stock and Incentive Plan, which enables us to make whole-share awards to our employees.

        Historically, equity compensation has not been a significant component of our executive compensation. Historically, we have awarded equity compensation primarily in connection with the hiring or promotions of executive officers. For new hires, the awards are made at the next regularly scheduled Compensation Committee meeting following the hire or promotion. In general, stock options and restricted stock awarded to date have been awarded pursuant to time-based vesting schedules, usually consisting of between three and four years, and have had a term of either seven or ten years.

        However, in recent years, we have been increasing the amount of equity compensation we have been awarding. As we diversify and expand our business through acquisitions, such as Sovernet and Commnet, we have added key employees throughout our operations and deepened our senior management team. In recent years, we have made important additions in our corporate finance group, including our Chief Financial Officer, and in corporate development and financial planning. In addition, the relocation of our corporate headquarters to the Boston, Massachusetts area has given us the opportunity to recruit executive talent that we may not have had access to from our previous corporate headquarters in St. Thomas, U.S. Virgin Islands. Many of the individuals we compete for have worked for companies that have made equity compensation a greater part of overall compensation than we have or otherwise have an expectation of receiving equity compensation. To stay competitive in attracting and retaining talent in these circumstances, we needed to offer more equity compensation than in the past.

        While the Compensation Committee believes it is an important policy of the Board to seek to keep the aggregate shares underlying outstanding stock options and unvested restricted stock at or below 5% of our outstanding equity (calculated on a fully diluted basis), we believe that equity compensation will remain a critical recruitment, retention and incentive tool. In connection with that belief, we are seeking stockholder approval of Proposal 2 to provide us with a wider array of equity compensation awards and greater flexibility to use performance-based vesting criteria if the Compensation Committee so chooses (currently, our stock option plan only provides for time-based vesting schedules).

        For 2007, we granted stock options to purchase an aggregate of 175,000 shares of common stock to our executive officers. This amount consisted of options to purchase 55,000 shares of common stock awarded to Mr. Kreisher in connection with his joining us as our Senior Vice President of Corporate Development and options to purchase 120,000 shares of common stock awarded to our other existing executive officers. The grant to existing executive officers was made, in part, to maintain a reasonable relationship between the equity compensation awarded to Mr. Kreisher, and our existing executive officers and, in part, by the Compensation Committee's determination that we needed to increase the overall levels of our equity compensation to executives, as discussed above.

        Following the grant of stock options to our named executive officers in 2007, the Compensation Committee currently believes our overall equity compensation is now at a reasonable and appropriate level. Outside special circumstances—such as a major change in the compensation market, tax or accounting regulations, or a major executive hire, a need to preserve cash, a major need to increase long-term incentives or the like—the Compensation Committee expects to consider additional equity compensation to existing executives approximately every two years, rather than annually.

  Retirement, Benefits and Other Arrangements

        Our executive officers currently do not receive any benefits, including retirement, medical and dental, life and disability insurance, that are not available to all of our employees. In 2007, we did not provide any perquisites to any of our executive officers. We also have no change of control agreements with, or severance plans with respect to, any of our executive officers. We reimburse employee relocation expenses on a case-by-case basis. In 2007, we reimbursed or paid on behalf of William F. Kreisher approximately $37,000 in relocation expenses he incurred in joining us as Senior Vice President, Corporate Development.

        In 2006, Cornelius B. Prior, Jr. served us both as an executive officer and as the Chairman of our Board of Directors. For 2007, Mr. Prior reduced his role and responsibilities with us to that of a non-executive employee, while continuing to serve as our Executive Chairman. As compensation for his dual capacity service provided in 2007, we paid him an annual base salary of $224,000, plus certain basic employee benefits including retirement, medical and dental and life insurance. We also provided him with the use of a company car, office space and secretarial assistance. The Compensation Committee determined that these arrangements were warranted based on the continued contributions of Mr. Prior as a resource to our executive team and Board of Directors. In his capacity as a non-executive employee, Mr. Prior did not participate in any of our incentive compensation programs. In his capacity as Executive Chairman, he did not receive any board meeting fees, but did receive expense reimbursement available to all other directors. In January 2008, Mr. Prior relinquished his title of Executive Chairman. For his service to be provided in 2008, the Compensation Committee recommended that the Board award Mr. Prior an annual base salary of $200,000 in place of the fees and stock grants provided to our other directors. The Compensation Committee also recommended that the board provide Mr. Prior with the same kind and amount of benefits that he received in 2007. These recommendations were made in light of Mr. Prior's longtime service to us as founder, Chairman and Chief Executive Officer and his historical knowledge which would continue to be of significant value to us, his continued active involvement in Company affairs and in light of similar arrangements made by other companies with founders and long-time leaders upon retirement from management.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      By the Compensation Committee

                      Martin L. Budd, Chair
                      Charles J. Roesslein
                      Henry U. Wheatley

Summary Compensation Table

        The table below summarizes the total compensation paid to, or earned by, each of our named executive officers for the fiscal year ended December 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
Michael T. Prior Chief Executive Officer	2007 2006	410,000 393,000	205,000 200,000	(4)	—	350,591 150,732	24,000 24,000		989,591 767,732
Justin D. Benincasa Chief Financial Officer(5)	2007 2006	220,000 132,000	110,000 66,000	(4)	— 256,300	280,473 226,143	24,000 —		634,473 680,443
William F. Kreisher Senior Vice President, Corporate Development(6)	2007	72,000	35,000		329,800	385,651	37,189	(7)	859,640
John P. Audet Vice President, Financial Analysis and Planning	2007 2006	140,000 125,000	60,000 80,000	(8)	— 118,500	105,177 37,683	16,800 7,500		321,977 368,683
Douglas J. Minster(9) Vice President & General Counsel	2007	149,000	38,000		—	52,589	17,880		257,469

(1)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with Statement of Financial Accounting Standards No. 123 (R) (or "SFAS 123(R)"), of awards granted pursuant to our 2005 Restricted Stock and Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 8 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on March 17, 2008.

(2)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123(R), of awards granted pursuant to our 1998 Stock Option Plan. Assumptions used in the calculation of this amount are included in Note 8 to our Consolidated Financial Statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on March 17, 2008.

(3)
Except with respect to Mr. Kreisher (see footnote 7) the amounts in this column reflect matching contributions by us in 2007 to each of the named executive officers pursuant to our Employee Savings Trust Plan, our 401(k) retirement savings plan.

(4)
Previously reported as "Non-equity Incentive Plan Compensation."

(5)
Mr. Benincasa joined us in May 2006. His annual salary and compensation under the Bonus Plan are reflected on a pro-rata basis for 2006.

(6)
Mr. Kreisher joined us in August 2007. His annual salary and performance-based cash bonuses are reflected on a pro-rata basis for 2007.

(7)
Represents reimbursement of Mr. Kreisher's relocation costs.

(8)
Previously reported as "Non-equity Incentive Plan Compensation". Mr. Audet's 2006 bonus also included a $25,000 signing bonus payment.

(9)
Mr. Minster became a named executive officer in 2007.

Grants of Plan-Based Awards

        The table below sets forth additional information regarding stock, option and non-equity incentive plan awards granted to our named executive officers during the fiscal year ended December 31, 2007.

Name		Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Michael T. Prior Chief Executive Officer	Option Grant	9/17/07	—		50,000	32.98	350,591
Justin D. Benincasa Chief Financial Officer	Option Grant	9/17/07	—		40,000	32.98	280,473
William F. Kreisher Senior Vice President, Corporate Development	Option Grant Restricted Stock Grant	9/17/07 9/17/07	— 10,000	(2)	55,000 —	32.98 —	385,651 —
John P. Audet Vice President, Financial Analysis and Planning	Option Grant	9/17/07	—		15,000	32.98	105,177
Douglas J. Minster Vice President & General Counsel	Option Grant	9/17/07	—		7,500	32.98	52,589

(1)
Option grants included in this column vest 25% annually commencing one year from the date of grant.

(2)
One-third of this award vested immediately upon grant and was purchased by us in exchange for our payment of Mr. Kreisher's tax obligations arising from his election to accelerate certain tax liabilities in connection with the award pursuant to Section 83(b) of the Internal Revenue Code.

Outstanding Equity Awards at Fiscal Year-End

        The table below sets forth additional information regarding the equity awards granted to our named executive officers that were outstanding as of December 31, 2007.

							Stock Awards
		Option Awards
							Restricted Shares That Have Not Vested
		Number of Securities Underlying Unexercised Options
	Grant Date				Exercise Price	Expiration Date	Number of Shares		Market Value
Name		Exercisable	Unexercisable
Michael T. Prior President and Chief Executive Officer	9/17/07 9/14/06 7/25/05	— 10,000 —	50,000 30,000 —	(1) (2)	$32.98 18.70 —	9/17/17 9/14/13 —	— — 10,834	(3)	$	— — 364,131
Justin D. Benincasa Chief Financial Officer and Treasurer	9/17/07 9/14/06 5/17/06	— 8,750 —	40,000 26,250 —	(1) (2)	32.98 25.63 —	9/17/17 5/17/13 —	— — 6,667	(4)		— — 224,078
John P. Audet Vice President, Financial Analysis and Planning	9/17/07 9/14/06 1/1/06	— 2,500 —	15,000 7,500 —	(1) (2)	32.98 18.70 —	9/17/17 9/14/13 —	— — 5,000	(5)		— — 168,050
William Kreisher Senior Vice President, Corporate Development	9/17/07 9/17/07	— —	55,000 —	(1)	32.98 —	9/17/17 —	— 6,667	(6)		— 224,078
Douglas J. Minster Vice President, General Counsel	9/17/07 9/14/06 5/25/05	— 2,500 —	7,500 7,500 —	(1) (2)	32.98 18.70 —	9/17/17 9/14/13 —	— — 2,500	(7)		— — 84,025

(1)
One-fourth vests on each of the next four annual anniversaries of grant.

(2)
One-third vests on each of the three annual anniversaries of grant beginning September 14, 2008.

(3)
Will be fully vested on July 25, 2008.

(4)
One-third vests on each of the next three annual anniversaries of grant.

(5)
2,500 options vested on January 1, 2008. The remaining 2,500 options vest on January 1, 2009.

(6)
2,222 shares vest on each of September 17, 2009 and 2010 while the remaining 2,223 shares vest on September 17, 2011.

(7)
Vested on January 1, 2008.

Option Exercises and Stock Vested

        None of our named executive officers exercised any stock options during the fiscal year ended December 31, 2007. The table below sets forth information regarding vesting during fiscal year 2007 of stock awards granted to our named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Michael T. Prior Chief Executive Officer	10,834		298,477
Justin D. Benincasa Chief Financial Officer	—		—
William F. Kreisher Senior Vice President, Corporate Development	3,333	(1)	109,922
John P. Audet Vice President, Financial Analysis and Planning	2,500		73,250
Douglas J. Minster Vice President & General Counsel	2,500		73,250

(1)
Represents one-third of Mr. Kreisher's award of restricted stock granted on September 17, 2007. Pursuant to an election by Mr. Kreisher in accordance with Section 83(b) of the Internal Revenue Code, these shares vested immediately upon grant and were purchased by us to satisfy Mr. Kreisher's tax obligations arising from that award.

(2)
Reflects the market value of the shares based on the vesting date closing price of our common stock.

Potential Payments Upon Termination or Change of Control

        All of our employees, including our named executive officers, are employees-at-will and, as such, do not have employment contracts or retention agreements with us. In addition, we do not have change-in-control or severance agreements with any of our named executive officers.

DIRECTOR COMPENSATION

        Our Compensation Committee has the responsibility of reviewing and making recommendations to the Board regarding director compensation. We use a combination of cash and stock-based incentive compensation to attract and retain qualified directors. In setting director compensation, we consider the time demand and the requisite knowledge and expertise required to effectively fulfill their duties and responsibilities to us and our stockholders.

        The table below summarizes the compensation paid to, or earned by, our non-employee directors for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)		All other compensation ($)	Total($)
Cornelius B. Prior, Jr.(2)	224,000		—		28,850(2)	252,850
Charles J. Roesslein	67,500		—		—	67,500
Henry U. Wheatley	62,500	(3)	—		—	62,500
Martin L. Budd	57,500		27,190	(4)	—	57,500
Brian A. Schuchman	50,500		27,190	(4)	—	50,500
Ernst A. Burri(5)	7,500		—		—	7,500

(1)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with Statement of Financial Accounting Standards No. 123 (R) (or "SFAS 123(R)"), of awards granted pursuant to our 2005 Restricted Stock and Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 8 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on March 17, 2008.

(2)
In 2007, Cornelius B. Prior, Jr. served us both as a non-executive employee and as our Executive Chairman. As compensation for his dual capacity service provided in 2007, we paid him an annual base salary of $224,000, plus certain benefits, including $24,000 in matching contributions pursuant to our 401(k) retirement savings plan, medical and dental and life insurance, that are available to all of our employees. We also provided him with the use of a company car. In his capacity as a non-executive employee, Mr. Prior did not participate in any of our incentive compensation programs. In his capacity as Executive Chairman, he did not receive any board meeting fees, but did receive expense reimbursement available to all other directors.

(3)
Includes $40,000 in fees earned by Mr. Wheatley which were paid in shares of our common stock in lieu of cash payment pursuant to our Director's Remuneration Plan.

(4)
Represents 1,000 shares of restricted stock granted under our Directors' Remuneration Plan to the recipient on May 31 2007 upon his initial election to the Board. These shares vest in full, provided the recipient is then a director, on the earlier of either May 31, 2009 or upon a change in control (as defined in the Directors Remuneration Plan).

(5)
Mr. Burri's term of service as director expired at our annual stockholders' meeting in May 2007.

Retainers and Meeting Fees

        For the fiscal year ended December 31, 2007, our non-employee directors received an annual retainer of $40,000 and an attendance fee for Board or committee meetings of $3,000 per meeting and $1,500 per telephonic Board meeting in which they participate and $1,500 for each principal meeting of the Audit Committee. In addition to the retainers and meeting fees, the Chair of the Audit Committee received an additional annual payment of $5,000 and the Chair of the Compensation Committee received an additional annual payment of $2,500. Directors who are also our employees do not receive compensation for service as director.

Stock Deferral Program for Non-Employee Directors

        Our non-employee directors have the option under our Directors' Remuneration Plan (the "Directors' Plan"), adopted by the board of directors in 1999, of electing to receive either 50% or 100% of their annual retainer in shares of common stock on a deferred basis. Upon election, the amount deferred is converted into stock units, where each stock unit is equal to the value of one share of common stock. For purposes of these elections, the shares are valued at the mean between the high and low reported per share sales price on the last trading day in the month preceding the date of the election. Directors' annual retainers relate to their terms of office that run from one annual stockholders' meeting to the next (the "Term"). The objectives of this program are to provide deferred benefits to our non-employee directors, increase the director's beneficial ownership of our common stock and more closely align the director's interests in our long-term growth and profitability with that of our stockholders.

        The following table shows for each of the last three Terms the aggregate amounts of annual retainer which participating directors have elected to take in stock units under the Directors' Plan and the number of stock units allocated to them under the Directors' Plan:

Term of Office	Aggregate Value of Annual Retainers Paid in Stock Units	Number of Stock Units
2005-2006	$60,000	1,938
2006-2007	$60,000	2,638
2007-2008	$40,000	1,581

        Each director receives dividend equivalents on his stock units, which are equal to 115% of the value of dividends paid on our common stock. If the 2008 Plan is approved by stockholders pursuant to Proposal 2, this stock deferral program will continue to be available to non-employee directors under the 2008 Plan, except that dividend equivalents will be equal to 100% of any dividends paid on our common stock.

Restricted Stock Grant to New Board Members

        Under the Directors' Plan, non-employee directors are given a one time grant of 1,000 shares of restricted common stock upon their initial election or appointment to the Board. The shares vest (i) two years after such grant upon continuous service on the Board, (ii) upon termination of service on the Board by reason of death or permanent disability or (iii) upon a change of control, defined as (A) the acquisition by any individual of 50% or more of our common stock or the combined voting power of our securities, (B) the time at which the now current Board ceases to constitute a majority of the Board, or (C) the disposal of substantially all of our assets via merger, liquidation or dissolution. On May 31, 2007, each of Mssrs. Budd and Schuchman received the one-time grant of 1,000 shares of restricted common stock. If the 2008 Plan is approved by stockholders pursuant to Proposal 2, these grants will continue to be made under the 2008 Plan, except that new directors will receive a one-time payment of $30,000 paid entirely in restricted stock that vests over three years. The per share price will be determined as of the close of the Nasdaq market on the date of the director's election to the Board.

RELATED PERSON TRANSACTIONS

Policy on Related Person Transactions

        Our Board has a written Related Person Transaction Policy that sets forth our policies and procedures for the reporting, review, and approval or ratification of each related person transaction. Our Audit Committee is responsible for implementing this policy and determining that any related person transaction is in our best interests. The policy applies to transactions and other relationships that would need to be disclosed in this proxy statement as related person transactions pursuant to SEC rules. In general, these transactions and relationships are defined as those involving a direct or indirect interest of any of our executive officers, directors, nominees for director and 5% stockholders, as well as specified members of the family or household of any of these individuals or stockholders, where we or any of our affiliates have participated in the transaction(s) as a direct party or by arranging the transaction(s) and the transaction(s) involves more than $100,000 in any calendar year. The policy also provides that certain types of transactions are deemed to be pre-approved or ratified, as applicable by our Audit Committee.

  Acquisition of Minority Interest in Commnet

        In connection with the acquisition of Commnet Wireless, LLC, in September 2005, we entered into a put and call agreement with Brian Schuchman, one of our current directors, to purchase Mr. Schuchman's 5% equity interest in Commnet. Mr. Schuchman is the founder of Commnet and was the remaining minority equity holder in Commnet. Under the put and call agreement, we were obligated to acquire Mr. Schuchman's equity interest between April 15 and October 15, 2007, at a purchase price based on a fixed multiple to a predefined earnings number based on Commnet's financial results during the 12 month period prior to the exercise of the put and call. In January 2007, prior to the agreed upon purchase period, but consistent with the pricing calculation provided for in the put and call agreement, we purchased Mr. Schuchman's equity interest for $6.5 million in cash and 21,000 shares of our common stock.

  Sale of Assets Located in Haiti

        In 2001, we curtailed the operations and funding of our subsidiaries ATN-Haiti and Transnet S.A. (the "Haitian Subsidiaries"), wrote-down our investment and began exploring strategic alternatives for the use or disposition of the remaining assets of these subsidiaries. In May 2006, our Board authorized us to enter into discussions to sell, at fair value, subject to review and final approval by the Audit Committee, the remaining assets of the Haitian Subsidiaries, consisting primarily of an office building and 13 tower sites located in Haiti, to Cornelius B. Prior, Jr., our Chairman, who is also the father of our Chief Executive Officer.

        In August 2007, upon final approval by the Board of Directors and Audit Committee, we completed the sale of the remaining assets of the Haitian Subsidiaries to Access Haiti, S.A., a Haitian company in which Mr. C.B. Prior, Jr., is a significant equity holder, for $750,000 and the release by Access Haiti, S.A. of certain indebtedness of Transnet S.A. In connection with the sale, Mr. C.B. Prior, Jr., has agreed to indemnify us for any claims made against the Haitian Subsidiaries by creditors and vendors of the Haitian Subsidiaries in excess of $200,000 in the aggregate. In addition, Mr. C.B. Prior, Jr., has agreed to assist us in dissolving the Haitian Subsidiaries.

        The impact of the remaining activities of the Haitian Subsidiaries on our results of operations for 2002 through August 2007 was not significant to our consolidated financial statements. As of August 2007, the net book value of the Haiti assets was $655,000. After taking into account outstanding claims, legal and other related expenses incurred in connection with the transaction and the dissolution of the Haitian Subsidiaries, we recorded a loss of $258,000 which is included in Gain on Disposition of

Long-Lived Assets, within the accompanying Statements of Operations. In addition, we cancelled the remaining debt obligations of ATN-Haiti owed to us, which we had previously written off in 2001.

ADDITIONAL INFORMATION

Stockholder Proposals for 2009 Annual Meeting

        All suggestions from stockholders are given careful attention. Proposals intended for consideration at next year's annual meeting of stockholders should be sent to Atlantic Tele-Network, Inc.; Attn: Secretary, 10 Derby Square, Salem, MA 01970. To be considered for inclusion in our proxy materials for that meeting, such proposals must be received by us by December 23, 2008, and must comply with certain rules and regulations promulgated by the SEC. A stockholder who wishes to make a proposal at the 2009 annual meeting, but does not wish to have the proposal included in the proxy statement for that meeting, must give notice of the proposal to us no later than March 6, 2009, in order for the notice to be considered timely under Rule 14a-4(c) of the SEC.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Investor Relations, Atlantic Tele-Network, Inc., 10 Derby Square, Salem, MA 01970, (978) 619-1300. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

Annual Report and Other SEC Filings

        Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available on our website at www.atni.com. These filings and other SEC filings, including our proxy statement, are also available on the SEC's website at www.sec.gov.

        A copy of these filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (excluding exhibits) may be obtained, at no cost, by writing to Atlantic Tele-Network, Inc., Attn: Secretary, 10 Derby Square, Salem, MA 01970.

        Our Annual Report for the year ended December 31, 2007, which is being mailed to stockholders with this proxy statement, is not incorporated into this proxy statement and is not deemed to be part of the proxy soliciting material.

By order of the Board of Directors,
DOUGLAS J. MINSTER Secretary

April 22, 2008

APPENDIX A

[As approved by the Board of Directors
on March 12, 2008 and proposed for
stockholder approval on May 15, 2008]

Atlantic Tele-Network, Inc. 2008 Equity Incentive Plan

1.     Purpose.

        The purpose of the Atlantic Tele-Network, Inc. 2008 Equity Incentive Plan (the "Plan") is to attract and retain persons who are expected to make important contributions to the Company and its Affiliates, to provide an incentive for them to achieve the Company's goals, and to enable them to participate in the growth of the Company by granting Awards with respect to the Company's Common Stock. Certain capitalized terms used herein are defined in Section 7 below.

2.     Administration.

        The Plan shall be administered by the Committee; provided, that the Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions hereof in its discretion. The Committee's determinations hereunder shall be final and binding. The Committee may, subject to applicable law, delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations hereunder with respect thereto, provided that the Committee shall fix the maximum number of shares that may be subject to such Awards.

3.     Eligibility.

        All directors and all employees and consultants of the Company or any Affiliate capable of contributing to the successful performance of the Company are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

4.     Stock Available for Awards.

        (a)    Amount.    Subject to adjustment under subsection (c), up to an aggregate of 1,500,000 shares of Common Stock, plus the shares subject to any Award that expires or is terminated unexercised or is forfeited, to the extent of such expiration, termination, or forfeiture, may be issued pursuant to Awards, including Incentive Stock Options, under the Plan. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan.

        (b)    Limit on Individual Grants.    The aggregate number of shares of Common Stock that may be granted to any Participant in any fiscal year (i) subject to Options or Stock Appreciation Rights or (ii) subject to other types of Awards with respect to which Performance Goals apply, shall not exceed 150,000 shares, subject to adjustment under subsection (c).

        (c)    Adjustments.    Upon any equity restructuring, whether a stock dividend, recapitalization, split-up or combination of shares, or otherwise, the number of shares in respect of which Awards may be made under the Plan, the number of shares subject to outstanding Awards, the exercise price with respect to any of the foregoing, and the limit on individual grants in subsection (b) shall be proportionately adjusted, provided that the number of shares subject to any Award shall always be a whole number. In the event the Committee determines that any other reorganization, recapitalization, merger, spin-off or other corporate transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, the Committee shall equitably adjust any or all of the number and kind of shares in respect of which Awards may be made under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price with respect to any of the foregoing, and the limit on individual grants in subsection (b), provided that the number of shares subject to any Award shall always be a whole number. Any adjustment made pursuant to this subsection shall be subject, in the case of Incentive Stock Options, to any limitation required under the Code.

5.     Awards under the Plan.

        (a)    Types of Awards.    The Committee may grant Options, Restricted Stock, Restricted Stock Units, Stock Equivalents and Awards of shares of Common Stock that are not subject to restrictions or forfeiture.

        (b)    Terms and Conditions of Awards.

        (i)    The Committee shall select the Participants to receive Awards and determine the terms and conditions of each Award. Without limiting the foregoing but subject to the other provisions of the Plan and applicable law, the Committee shall determine (A) the number of shares of Common Stock subject to each Award or the manner in which such number shall be determined, (B) the price, if any, a Participant shall pay to receive or exercise an Award or the manner in which such price shall be determined, (C) the time or times when an Award may vest or be exercised or settled, (D) any Performance Goals, restrictions or other conditions to vesting, exercise, or settlement of an Award, (E) whether an Award may be settled in the form of cash, Common Stock or other securities of the Company, Awards or other property, and the manner of calculating the amount or value thereof, (F) the duration of any Restricted Period or any other circumstances in which an Award may be forfeited to the Company, (G) the effect on an Award of the disability, death, retirement or other termination of service of a Participant, and (H) the extent to which, and the period during which, the Participant or the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

        (ii)   The Committee shall determine the form of consideration and manner of payment of the exercise price of any Award. Without limiting the foregoing, the Committee may, subject to applicable law, permit such payment to be made in whole or in part in cash or by surrender of shares of Common Stock (which may be shares retained from the respective Award) valued at their Fair Market Value on the date of surrender, or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine. The Company may accept, in lieu of actual delivery of stock certificates, an attestation by the Participant in form acceptable to the Committee that he or she owns of record the shares to be tendered free and clear of claims and other encumbrances.

        (iii)  Any Award may be made alone, in addition to, or in relation to any other Award. The terms of Awards of each type need not be identical, and the Committee need not treat Participants uniformly. No Award shall be transferable except upon such terms and conditions and to such extent as the Committee determines, provided that no Award shall be transferable for value and Incentive Stock Options may be transferable only to the extent permitted by the Code. No Award to any Participant subject to United States income taxation shall provide for the deferral of compensation that does not comply with Section 409A of the Code. The achievement or satisfaction of any Performance Goals, restrictions or other conditions to vesting, exercise, or settlement of an Award shall be determined by the Committee.

        (c)    Provisions Applicable to Certain Types of Awards.

        (i)    Options and Stock Appreciation Rights.    The exercise price for any Option or Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided that if the Board approves the grant of an Option or Stock Appreciation Right with an exercise price to be determined on a future date, the exercise price shall be no less than 100% of the Fair Market Value of the Common Stock on such future date. No Option or Stock Appreciation Right shall have a term longer than ten years. No Incentive Stock Option may be granted more than ten years after the effective date of the Plan. The Committee shall determine the manner of calculating the excess in value of the shares of Common Stock over the exercise price of a Stock Appreciation Right.

        (ii)   Restricted Stock and Restricted Stock Units.

        (1)   Shares of Restricted Stock and shares subject to Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the applicable Restricted Period. Restricted Stock Units may be settled in shares of Common Stock or other securities of the Company, cash, Awards or other property as determined by the Committee. The Company shall deliver certificates with respect to shares of Restricted Stock and Restricted Stock Units that are settled in shares to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary at the expiration of the Restricted Period.

        (2)   Notwithstanding clauses (D) or (E) of Section 5(b)(i) or Section 6(i),

        a.     forfeiture restrictions on shares of Restricted Stock and Restricted Stock Units that lapse solely based on the length of the Participant's service shall lapse with respect to no more than one-third of such shares per year; and

        b.     forfeiture restrictions on shares of Restricted Stock and Restricted Stock Units that lapse based on the achievement of Performance Goals shall lapse based on a performance period of at least one year;

  provided that the foregoing limitations set forth in this Section 5(c)(ii) shall not apply to (i) lapses of restrictions in connection with the disability, death, retirement or other termination of service of the Participant or in accordance with Section 6(e) or (ii) awards of Restricted Stock or Restricted Stock Units, including modifications of such awards, with respect to an aggregate number of shares not exceeding ten percent of the total number of shares authorized for issuance under the Plan.

6.     General Provisions.

        (a)    Documentation.    Each Award under the Plan shall be evidenced by documentation in the form prescribed by the Committee and delivered to or executed and delivered by the Participant specifying the terms and conditions of the Award and containing such other terms and conditions not inconsistent with the provisions hereof as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable law and accounting principles. Any such documentation may be maintained solely in electronic format.

        (b)    Termination and Forfeiture.    The terms of any Award may include such continuing provisions for termination of the Award and/or forfeiture or recapture of any shares, cash or other property previously issued pursuant thereto relating to competition or other activity or circumstances detrimental to the Company as the Committee may determine to be in the Company's best interests.

        (c)    Dividends.    In the discretion of the Committee, any Award may provide the Participant with dividends or dividend equivalents payable (in cash, in shares of Common Stock, or in the form of Awards under the Plan) currently or deferred and with or without interest.

        (d)    Committee Discretion.    Except as otherwise provided hereby or in a particular Award, any determination or action with respect to an Award may be made or taken by the Committee at the time of grant or at any time thereafter.

        (e)    Change in Control.    In order to preserve a Participant's rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take such actions, including without limitation one or more of the following: (i) providing for the acceleration of any time period relating to the vesting, exercise, or settlement of the Award, (ii) providing for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the vesting, exercise, or settlement of the Award in connection with the change in control, (iii) adjusting the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) causing the Award to be assumed, or new rights substituted therefor, by another entity, or (v) terminating the Award, as the Committee may consider equitable to Participants and in the best interests of the Company.

        (f)    Tax Withholding.    A Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Participant under the Plan or otherwise. In the Committee's discretion, the minimum tax obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

        (g)    Legal Compliance.    The Company shall not be required to issue any shares of Common Stock or take any other action pursuant to the Plan unless the Company is satisfied that all requirements of law, or of any stock exchange on which the Common Stock is then listed, in connection therewith have been or will be complied with, and the Committee may impose any restrictions on the rights of Participants hereunder as it shall deem necessary or advisable to comply with any such requirements.

        (h)    Foreign Nationals.    Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified herein as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

        (i)    Amendment of Awards.    The Committee may amend, modify or terminate any outstanding Award, including without limitation changing the dates of vesting, exercise or settlement, causing the Award to be assumed by another entity, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the terms of the Award permit such action, the Committee determines that such action is required by law, or the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. The foregoing notwithstanding, without further approval of the stockholders of the Company, the Committee shall not authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce the exercise price and no Option or Stock Appreciation Right shall be canceled and replaced with an Award exercisable for Common Stock at a lower exercise price.

7.     Certain Definitions.

        "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

        "Award" means any award of shares of Common Stock or right with respect to shares described in Section 5(a).

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

        "Committee" means one or more committees appointed by the Board to administer the Plan or a specified portion thereof. Each such committee shall be comprised of not less than two members of the Board who shall meet such criteria as the Board may specify from time to time.

        "Common Stock" means the Common Stock, $0.01 par value, of the Company.

        "Company" means Atlantic Tele-Network, Inc., a Delaware corporation.

        "Covered Employee" means a "covered employee" within the meaning of Section 162(m) of the Code.

        "Date of Grant" means the date on which all requirements under applicable law and the Company's certificate of incorporation and bylaws for the effective grant of an Award have been satisfied.

        "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" means the Participant's legal representative.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

        "Fair Market Value" with respect to the Common Stock or other property means the fair market value thereof determined by such methods as shall be established by the Committee from time to time. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of the Common Stock as of any date shall mean (i) if the Common Stock is then listed or admitted to trading on a national securities exchange, the last reported sale price on such date on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on such exchange on such date or (ii) if the Common Stock is then traded in the over-the-counter market, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal or other appropriate publication selected by the Committee, for the over-the-counter market.

        "Incentive Stock Option" means an Option complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder.

        "Option" means a right to purchase shares of Common Stock and may be an Incentive Stock Option if specified by the Committee.

        "Participant" means a person selected by the Committee to receive an Award under the Plan.

        "Performance Goals" means or may be expressed in terms of any of, but not limited to, the following business criteria: (i) net income, (ii) earnings per share, (iii) operating income, (iv) operating cash flow, (v) earnings before income taxes and depreciation, (vi) earnings before interest, taxes, depreciation and amortization, (vii) operating margins (viii) reductions in operating expenses, (ix) sales or return on sales (x) total stockholder return (xi) return on equity, (xii) return on total capital, (xiii) return on invested capital, (xiv) return on assets, (xv) economic value added, (xvi) cost reductions and savings, (xvii) increase in surplus, (xviii) productivity improvements, (xix) an executive's attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long term business goals. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

        "Reporting Person" means a person subject to Section 16 of the Exchange Act.

        "Restricted Period" means any period during which an Award or any part thereof may be forfeited to the Company.

        "Restricted Stock" means shares of Common Stock that are subject to forfeiture to the Company.

        "Restricted Stock Unit" means the right, subject to forfeiture, to receive the value of a share of Common Stock in the future, payable in the form of cash, Common Stock or other securities of the Company, Awards or other property, and is an unfunded and unsecured obligation of the Company.

        "Stock Appreciation Right" means the right to receive any excess in value of shares of Common Stock over the exercise price of such right.

        "Stock Equivalent" means the right to receive payment from the Company based in whole or in part on the value of the Common Stock, payable in the form of cash, Common Stock or other securities of the Company, Awards or other property, and may include without limitation phantom stock, performance units, and Stock Appreciation Rights.

        "Transferable for value" means a transfer on terms that would prevent the Company from relying on Securities and Exchange Commission Form S-8 (or any successor form) with respect to the issuance of the Common Stock underlying the respective Award.

8.     Miscellaneous.

        (a)    No Rights with Respect to Service.    No person shall have any claim or right hereunder to be granted an Award. Neither the adoption, maintenance, or operation of the Plan nor any Award hereunder shall confer upon any person any right with respect to the continuance of his or her employment by or other service with the Company or any Affiliate nor shall they interfere with the rights of the Company or any Affiliate to terminate or otherwise change the terms of such service at any time, including, without limitation, the right to promote, demote or otherwise re-assign any person from one position to another within the Company or any Affiliate. Unless the Committee otherwise provides in any case, the service of a Participant with an Affiliate shall be deemed to terminate for purposes of the Plan when such Affiliate ceases to be an Affiliate of the Company.

        (b)    No Rights as Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof.

        (c)    Effective Date.    The effective date of the Plan, from time to time, shall be the most recent date that the Plan was adopted or that it was approved by the stockholders, if earlier (as such terms are used in the regulations under Section 422 of the Code).

        (d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement.

☐			• DETACH PROXY CARD HERE •

PLEASE FILL IN, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF RETURNED IN THE ACCOMPANYING ENVELOPE AND MAILED IN THE UNITED STATES.			☒
Votes MUST be indicated (x) in Black or Blue ink.
					FOR	AGAINST	ABSTAIN
1.		ELECTION OF DIRECTORS.		2. APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN.	☐	☐	☐
Nominees: 01) Martin L. Budd 02) Thomas V. Cunningham		03) Cornelius B. Prior, Jr. 04) Michael T. Prior 05) Charles J. Roesslein	06) Brian A. Schuchman 07) Henry U. Wheatley		FOR	AGAINST	ABSTAIN
FOR ALL nominees listed above	☐	WITHHOLD authority to vote for ALL nominees listed above	☐ FOR ALL nominees listed above EXCEPT* ☐	3. RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR 2008	☐	☐	☐
*To withhold authority to vote for any individual nominee mark the “FOR ALL EXCEPT” box and write that nominee’s name(s) on the space provided below.				To change your address, please mark this box.			☐

EXCEPTIONS:				To include any comments, please mark this box.			☐

S C A N L I N E

Please sign exactly as your name appears on this Proxy. If acting as executor, as administrator, trustee, guardian, etc., you should so indicate when signing. If a corporation, please sign in the full corporate name, by duly authorized officer. If a partnership, please sign the full partnership name by authorized person. If shares are held jointly, each stockholder named should sign.

				Date Signature	Signature Date

ATLANTIC TELE-NETWORK, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2008

The undersigned hereby appoints Cornelius B. Prior, Jr. and Michael T. Prior, and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote as instructed herein, all shares of Common Stock of Atlantic Tele-Network, Inc. held of record by the undersigned on April 15, 2008, at the Annual Meeting of Stockholders to be held on May 15, 2008 or any adjournments or postponements thereof on the matters set forth in the Notice and Proxy Statement dated April 22, 2008.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER INSTRUCTED ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE INDICATED, THE PROXY WILL BE VOTED “FOR” EACH OF THE MATTERS ON THE REVERSE SIDE AND, AT THE DISCRETION OF THE PROXIES NAMED ABOVE, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Address Changes/Comments:

(If you provide any Address Changes/Comments above, please mark the corresponding box on the reverse side)

(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

BNY Mellon Shareowner Services
Proxy Processing
PO Box 3510
S Hackensack NJ 07606-9210